UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Sunnyside Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

56 Main Street, Irvington, New York		10533
(Address of Principal Executive Offices)		(Zip Code)

(914) 591-8000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Sunnyside Bancorp, Inc. (the “Company”) was held on November 10, 2021. The matters listed below were submitted to a vote of the stockholders and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on October 7, 2021. The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger

The stockholders approved and adopted the that the Agreement and Plan of Merger, dated as of June 16, 2021 (as amended on August 26, 2021), by and among Rhodium BA Holdings LLC, Rhodium BA Merger Sub, Inc., Mark Silber, the Company and Sunnyside Federal Savings and Loan Association of Irvington, pursuant to which Rhodium BA Merger Sub, Inc. will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation, and the merger, as follows:

For	488,772
Against	19,008
Abstain	7,578
Broker non-votes	0

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The stockholders approved a non-binding, advisory proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	472,399
Against	33,024
Abstain	9,935
Broker non-votes	0

Proposal 3 – Approval of Adjournment of Special Meeting

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, was not considered by stockholders based on the approval of Proposal 1 at the special meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sunnyside Bancorp, Inc.

Dated: November 10, 2021	By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer

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